Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-123103) on Form S-8 of our report dated June 22, 2011, appearing in the annual report on Form 11-K of the ArvinMeritor, Inc. Hourly Employees Savings Plan at December 31, 2010 and 2009 and for the year ended December 31, 2010.

/s/ Plante & Moran, PLLC

Clinton Township, Michigan
June 22, 2011